Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ionatron, Inc.
Tucson, Arizona

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ionatron, Inc. of our reports dated March 15, 2007, relating to the consolidated financial statements, the effectiveness of Ionatron, Inc.’s internal control over financial reporting, and schedule of Ionatron, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman LLP

Phoenix, Arizona
October 16, 2007